Exhibit 8.2

November 1, 2024

Southwestern Electric Power Company

428 Travis Street

Shreveport, Louisiana 71101

SWEPCO Storm Recovery Funding LLC

428 Travis Street

Shreveport, Louisiana 71101

Re:	SWEPCO Storm Recovery Funding LLC: Exhibit 8.2 “Louisiana Tax Matters”

Ladies and Gentlemen:

We have acted as counsel to Southwestern Electric Power Company (“SEP”) and SWEPCO Storm Recovery Funding LLC (the “Issuer”), SEP being a Delaware corporation and the Issuer being a Louisiana limited liability company, in connection with the preparation of the Registration Statement filed September 20, 2024 and as amended by Amendment No. 1 filed on November 1, 2024, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on Form SF-1 (Registration Numbers 333-282250 and 333-282250-01), with the Commission (collectively, the “Registration Statement”) relating to the proposed issuance of up to $343,000,000.00 of storm recovery bonds (the “Storm Recovery Bonds”) of the Issuer to be offered in such manner as described in the form of the prospectus (the “Prospectus”) included therein. The Storm Recovery Bonds are to be issued under an Indenture to be dated the date the Storm Recovery Bonds are issued, as supplemented by a series supplement (the “Indenture”) between the Issuer and U.S. Bank Trust Company, National Association, a national banking association as indenture trustee and U.S. Bank National Association as securities intermediary. At your request, this opinion is being furnished to you for filing as Exhibit 8.2 to the Registration Statement.

We are familiar with the proceedings taken and proposed to be taken by the Issuer in connection with the proposed authorization, issuance and sale of the Storm Recovery Bonds. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction as such records of the Issuer and such agreements, certificates of public officials, certificates of officers, managers or other representatives of the Issuer and other instruments as we deemed advisable, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In our examination, we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all documents and signatures presented to us, (c) the due authorization of all such documents and the execution and delivery thereof by, and the enforceability thereof against, all parties thereto, (d) the authenticity of all documents submitted to us as originals, and (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or email, and the

November 1, 2024

authenticity of the originals of such latter documents. Furthermore, we have assumed compliance with all covenants and agreements contained in the documents reviewed by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer or others. Finally, we undertake no responsibility for the accuracy, completeness or fairness of the Registration Statement or other offering material relating to the Storm Recovery Bonds and express no opinion with respect thereto.

OPINIONS

Based on the foregoing and the assumptions and representations set forth in the Prospectus and subject to the exceptions and qualifications set forth below, we are of the opinion that for Louisiana state tax purposes:

a. for Louisiana income tax purposes, the Issuer (a wholly owned Louisiana limited liability company) will not be considered an entity separate from Southwestern Electric Power Company); and

b. for Louisiana income tax purposes, the Storm Recovery Bonds will constitute the indebtedness of Southwestern Electric Power Company.

Further, the statements set forth in the Prospectus under the sections captioned “Prospectus Summary—Louisiana State Income Tax Status” and “Material Louisiana Income Tax Consequences,” to the extent they constitute matters of Louisiana tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and provide a fair summary and are correct in all material respects.

EXCEPTIONS AND QUALIFICATIONS

Our opinions expressed herein are limited to the Louisiana tax matters specifically covered hereby and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction. We express no opinion regarding tax consequences arising with respect to the Storm Recovery Bonds other than as expressly set forth in this opinion. In addition, our opinions may be affected by actions taken or omitted or events occurring after the date hereof. We have not undertaken to determine, or to inform any person, whether any such actions are taken or omitted or events do occur or any other matters come to our attention after the date hereof. This opinion is rendered as of the date hereof based on the current provisions of the Internal Revenue Code and the Treasury Regulations issued or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal Revenue Service, the Louisiana Revised Statutes and Louisiana Department of Revenue Regulations promulgated or proposed pursuant thereto and current case law, any of which can change at any time. Any change in existing law or authority could apply retroactively and modify the legal conclusions upon which our opinions are based.

November 1, 2024

We express no opinion regarding other tax consequences related to the ownership or disposition of, or the amount, accrual or receipt of interest on, the Storm Recovery Bonds. Except as otherwise provided herein, we express no opinion regarding the accuracy, completeness or sufficiency of the Indenture or other offering material or documents relating to the Storm Recovery Bonds in effect on the date of issuance of the Storm Recovery Bonds. Further, Our opinions may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by equitable principles, whether considered at law or in equity.

The opinions contained herein are given only as of the date of this opinion letter. No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility and disclaim any obligation to supplement this opinion or otherwise advise you or any other person of any change after the date hereof in the law (whether constitutional, statutory or judicial) or the facts presently in effect, even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein. We shall have no obligation to revise or reissue this opinion with respect to any transaction which occurs after the date hereof and we undertake no responsibility or obligation to consider this opinion’s applicability or correctness to any person other than its addressees. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We are furnishing this opinion to you solely in connection with the issuance of the Storm Recovery Bonds described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the sections captioned “Prospectus Summary—Louisiana State Income Tax Status” and “Material Louisiana Income Tax Consequences.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Liskow & Lewis, A.P.L.C.

Liskow & Lewis, A.P.L.C.

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